As filed with the Securities and Exchange Commission on April 5, 2013.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARTHA STEWART LIVING OMNIMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-2187059
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 West 26th Street

New York, New York 10001

(Address of principal executive office and Zip Code)

Martha Stewart Living Omnimedia, Inc.

Omnibus Stock and Option Compensation Plan

(Full title of the plan)

Daniel Taitz

Chief Administrative Officer and General Counsel

601 West 26th Street

New York, New York 10001

(212) 827-8355

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐(Do not check if a small reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, (Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan)	4,557,272	$2.45 (2)	$11,165,316	$1,522.95

(1)	Consists of shares of Common Stock to be issued under the terms of the Long-Term Incentive Plan. Such additional shares as may be issued by operation of the recapitalization provisions of the Plan are hereby also registered.
(2)	Computed pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of determining the registration fee, based upon an assumed price of $2.45 per share, the average of the high and low prices of the Registrant’s Common Stock as reported on the consolidated reporting system on April 4, 2013.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 and relating to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan is effective. In accordance with General Instruction E on Form S-8, Martha Stewart Living Omnimedia, Inc. hereby incorporates herein by reference the contents of the registration statement on Form S-8 (No. 333-151068) relating to the Martha Stewart Living Omnimedia, Inc. Omnibus Stock and Option Compensation Plan, originally filed with the Securities and Exchange Commission on May 21, 2008.

Item 8.	Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Counsel (filed herewith).

23	Consent of Ernst & Young LLP (filed herewith).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 5, 2013.

(Registrant) Martha Stewart Living Omnimedia, Inc.

/s/ Daniel Taitz
By: Daniel Taitz
Chief Administrative Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ Daniel Taitz DANIEL TAITZ	Chief Administrative Officer and General Counsel (Principal Executive Officer)	April 5, 2013

/s/ Kenneth P. West KENNETH P. WEST	Chief Financial Officer (Principal Financial and Accounting Officer)	April 5, 2013

/s/ Martha Stewart MARTHA STEWART	Non-Executive Chairman	April 5, 2013

/s/ Charlotte Beers CHARLOTTE BEERS	Director	April 5, 2013

/s/ Frederic Fekkai FREDERIC FEKKAI	Director	April , 2013

/s/ Arlen Kantarian ARLEN KANTARIAN	Director	April 5, 2013

/s/ Michael W. Kramer MICHAEL W. KRAMER	Director	April 5, 2013

/s/ William Roskin WILLIAM ROSKIN	Director	April 5, 2013

/s/ Margaret M. Smyth MARGARET M. SMYTH	Director	April 5, 2013

/s/ Daniel E. Walker DANIEL E. WALKER	Director	April 5, 2013

Index to Exhibits

Exhibit No.	Description of Exhibit

5.1	Opinion of Counsel

23	Consent of Ernst & Young LLP